UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 29, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.
On January 29, 2008 and on January 30, 2008 CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) made the following public announcements:
January 29, 2008 — Guernsey, Channel Islands — CanArgo today announced that the acid fracturing stimulation of the Manavi 12 well had been successfully completed and the well has commenced flow back.
The acid fracturing stimulation of the Manavi 12 well in Georgia was conducted by Schlumberger on January 28, 2008, utilising a multi-stage treatment comprising the pumping of a fracture initiating gel followed by hydrochloric acid stimulating fluids and diverter agents. This process was repeated a number of times for maximum efficiency. Approximately 2,700 barrels of treatment fluids were pumped at a maximum rate of up to 15 barrels per minute. An interval totalling 227 feet (69 metres) across the Cretaceous carbonate reservoir section in the well from 15,354 feet (4,680 metres) to 15,581 feet (4,749 metres) was isolated for the treatment. Pressure readings recorded during the operation indicate that fractures have been successfully created.
Following the fracturing operation, the well commenced flow back, without the need for artificial lift, with spent acid and chemicals being flowed to a surface pit. During the past 24 hours, it is estimated that a significant portion of the stimulation fluids have flowed back. The well is in the process of cleaning up with a current well head pressure (WHP) of 1,233 psi (84 atmospheres) and a return flow which includes significant oil and gas shows. The well is now connected to a separator with the gas being diverted to the flare pit where it is burning with a 30 to 35 foot (10 to 11 metre) flare while the liquids are delivered to tanks for more accurate measurement. As the percentage of oil and gas increases, the WHP would also be expected to increase; consequently, it will be necessary to set a mechanical plug in the well in order to replace the 5” frac string with proper production grade 2 7/8” tubing. As well as being able to handle higher pressures, the smaller diameter production tubing will also assist the well to lift fluids and will thus allow a comprehensive production testing program of the well to be undertaken.
Vincent McDonnell, President and Chief Executive Officer commented, “We are extremely please to have successfully completed the acid fracturing stimulation of the Manavi 12 well. The initial flow back with increasing oil and gas shows is very encouraging, but the well needs to further clean up and flow back the remaining treatment fluids before we can properly assess the potential of this well. To facilitate in this process, we will need to install a suitable production string and this has been factored into the current completion design for the well. A mechanical plug will be run on coiled tubing by Schlumberger and set above the packer and below the level of the 5” work string which will then be disconnected and removed from the well to be replaced with 2 7/8” production tubing. No kill fluids will be introduced to the well which could cause potential damage to the reservoir. This operation will take about a week after which an extensive production testing program will commence. We will be providing regular updates as operations and testing continues at Manavi.”
January 30, 2008 — Guernsey, Channel Islands — CanArgo today gave an update on the well testing operations at the Manavi 12 well in Georgia following the acid fracturing stimulation completed on January 28, 2008.
During the 40 hour period since the Manavi 12 well was put on production after fracture stimulating the well, the well has flowed back a total volume of liquids in excess of the treatment amount pumped into the formation during the fracturing operation. The well is currently flowing on a 5/16 inch (8 mm) choke with a well head pressure of 696 psi (47 atmospheres) at a rate of 78 barrels per hour (1,872 barrels per day) of fluids which includes 5 — 7% oil. The well continues to flow gas at an estimated rate of approximately 530,000 cubic feet (15 thousand cubic metres) per day, earlier having produced at double this rate.
While the fracture stimulation has demonstrated its effectiveness in opening the reservoir up to flow, the potential deliverability of the reservoir itself (maximum flow-back of 223 barrels per hour (5,352 barrels per day) observed) and the confirmation of oil and gas, it is not clear where the excess water is coming from. As part of the ongoing testing program, it is planned to run a production long in the well to determine the origin of this water.
Schlumberger is now preparing to run a mechanical plug in the well in preparation for changing out the 5” frac string for the 2 7/8” production tubing as planned. Once this operation is completed, the testing program will resume.
The information in this report (including its exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Copies of the Press Releases are attached hereto as Exhibits 99.1 and 99.2
Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
          (d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated January 29, 2008 issued by CanArgo Energy Corporation.

99.2	Press Release dated January 30, 2008 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: February 1, 2008	By:	/s/ Elizabeth Landles
Elizabeth Landles, Corporate Secretary